Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of the 20th day of May, 2013 (the “Effective Date”), by and between KARLIN PARMER OFFICE, LLC, a Delaware limited liability company (“Seller”), and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership or its permitted assignee (“Purchaser”). Seller and Purchaser may each sometimes be referred to herein as a “Party,” and, collectively, as the “Parties,” The Parties are entering into this Agreement with reference to the following facts: RECITALS A. Seller owns and desires to sell to Purchaser, subject to the terms of this Agreement, that certain real property located in Travis County, Texas, and being more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”), together with (i) all improvements and fixtures owned by Seller and located on the Land, including that certain building containing approximately 320,597 square feet, identified as 717 East Parmer Lane (the “Building”), and (ii) all of Seller’s interest in the following to the extent they are existing and relate exclusively to the ownership, use, maintenance, service, or operation of the Land or Building; (A) warranties, guaranties, indemnities and claims, (B) development rights, utility capacity, governmental approvals, licenses and permits, (C) plans, drawings, specifications, surveys, engineering reports and environmental reports; (D) easements, rights of way and rights of ingress and egress thereto; and (E) the landlord’s interest in and to the Lease described and defined below (collectively, together with the Land and the Building, the “Property”). B. Purchaser desires to purchase the Property from Seller subject to the terms of this Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows. 1. Agreement for Purchase and Sale of the Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller. 2. Purchase Price. The total purchase price for the Property is Fifty-Seven Million Five Hundred Thousand and No/100 Dollars ($57,500,000.00) (the “Purchase Price”). 3. Payment of Purchase Price. The Purchase Price for the Property shall be paid by Purchaser to Seller in the following manner: a. Deposit. Not later than 5:00 p.m. Eastern Standard Time on the fifth (5th ) “Business Day” (as defined below) following the Effective Date, Purchaser shall deposit with First American Title Insurance Company, National Commercial Services, Attention Michael

Hillman (“Escrow Holder”) whose address is 1825 Eye Street, NW, Suite 302, Washington, D.C, 20006, by wire transfer of immediately available funds, the amount of One Million Dollars ($1,000,000) (the “Deposit”). Escrow Holder shall invest the Deposit in one or more interest bearing accounts with a bank or other financial institution reasonably acceptable to Purchaser and Seller. Interest earned on the Deposit shall be deemed a portion of the Deposit. The Deposit shall be paid to Seller at the Closing (as defined herein) as a part of the payment of the Purchase Price or, if the Closing does not occur, shall otherwise be disbursed in accordance with this Agreement. b. Remainder of Purchase Price Due at Closing. Subject to the adjustments under Paragraph 13 of this Agreement, the balance of the Purchase Price shall be paid to Seller in immediately available funds at Closing. 4. Tenant’s ROFR. Seller is the landlord and General Motors LLC, a Delaware limited liability company (“Tenant”) is the tenant under a certain Office Building Lease dated July 31, 2012, which has been amended by a certain First Amendment to Lease dated December 20, 2012 (collectively, the “Lease”), and relates to the entirety of the Land and the Building. Tenant has a right of first refusal pursuant to Section 18.1 of the Lease to purchase the Property on substantially the same terms and conditions as set forth in this Agreement (“Tenant’s ROFR”). Tenant’s has by letter to Landlord dated May 2, 2013 elected to not purchase the Property in accordance with Tenant’s ROFR. 5. Inspection by Purchaser. a. Inspection Period. Except as otherwise expressly set forth herein below, Purchaser shall have the period commencing on the Effective Date and expiring thirty (30) days thereafter (the “Inspection Period”), in which to perform all inspections and other due diligence as Purchaser may desire with respect to the Property, including, without limitation, all physical and economic analysis as Purchaser may elect. b. Title, and, Survey Review. Purchaser shall during the Inspection Period obtain an update to the existing ALTA/ACSM survey of the Property that Seller has in its possession or a new ALTA/ACSM survey, in either case prepared by a licensed surveyor and containing such certification as Purchaser may require (the “Survey”). Purchaser shall also cause Heritage Title Company of Austin, Inc., as local agent for First American Title Insurance Company (together, the “Title Company”) during the Inspection Period, to deliver to Purchaser a Preliminary Title Report for the Property dated on or after the Effective Date, leading to the issuance of a T-l owner’s policy of title insurance in the amount of the Purchase Price covering Purchaser’s interest in the Property (the “Title Report”), together with legible copies of all instruments of record referred to therein. Seller makes no representations or warranties as to the content or accuracy of any survey delivered by Seller to Purchaser during the Inspection Period. Purchaser shall have to the later of (i) the date of expiration of the Inspection Period, and (ii) twenty (20) days after the delivery of the Title Report and existing Survey, to object in writing (“Purchaser’s Objections Notice”) to any matters affecting title shown on the Title Report or the Survey (“Objections”). Seller shall have no obligation to remove any Objections. Seller shall have five (5) days after receipt of Purchaser’s Objection Notice to respond to Purchaser, in writing, what Objections, if any, Seller intends to cure. If Seller fails to timely respond, such silence shall be deemed as Seller’s election not to cure any such Objections. The items set forth in the Title Report and Survey that are not objected to by Purchaser and agreed to be removed by Seller shall hereinafter be referred to as “Permitted Exceptions:” provided, that, in no event shall any lien, monetary encumbrance or other matter of record in a liquidated amount affecting the Property (other than non-delinquent real property taxes and assessments that are not yet due and payable) be considered a Permitted Exception (regardless of whether Purchaser objects to such Hens or encumbrances or other matters), If Seller gives actual or deemed notice that Seller is unable or unwilling to cure any the Objections, then Purchaser may (a) waive any such Objections or (b) elect, prior to the expiration of the Inspection Period to terminate this Agreement and receive a full refund of the Deposit. If the condition of title to the Property or the Title Report changes prior to the Closing but after the expiration of the Inspection Period (as evidenced by Escrow Holder’s issuance of any amendments to the then current Title Report disclosing additional exceptions that are not Permitted Exceptions), Purchaser shall have five (5) days from receipt thereof to deliver a supplement to Purchaser’s Objection Notice to Seller, and the foregoing process shall again apply for Seller to respond and for Purchaser to react to Seller’s response. If necessary to complete such process, the Closing Date shall be appropriately extended to afford Purchaser a five (5) day review period, Seller a five (5) day response period, and an additional five (5) days for Purchaser to elect to proceed or terminate this Agreement in the event that Seller elects not to remove the particular exception that is not a Permitted Exception, c. License for Performing Inspections. During the Inspection Period, Seller grants Purchaser, its agents, contractors and employees, a license to enter on the Property for the purpose of performing physical inspections of the Property, including as necessary to obtain a Phase I Environmental Report, and such other diligence with respect to the Property as Purchaser elects; provided, however, Purchaser shall not be permitted to do any invasive testing unless Purchaser provides Seller with a detailed work plan and obtains Seller’s prior written consent in Seller’s sole and absolute discretion. All access and inspections shall be at Purchaser’s sole risk. If the Closing fails to occur,’ Purchaser shall be required to repair any damage caused by Purchaser’s invasive testing (which obligation shall survive the termination of this Agreement). Purchaser’s access to the Property shall be further conditioned on, and subject to, the following; (i) Purchaser shall provide Seller no less than forty-eight (48) hours prior notice of its intended entry, and Seller shall have a right to have a representative present for any such access or inspection; (ii) Purchaser shall provide to Seller evidence by customary Accord certificate that Purchaser has in full force and effect commercial general liability insurance coverage of no less than $2,000,000 per occurrence, $3,000,000 annual aggregate, which insurance shall name Seller as an additional insured (and which certificate shall confirm that the insurance company will endeavor to provide Seller at least thirty (30) days prior written notice of any cancellation or termination of such policy); and (iii) Purchaser agrees to and shall indemnify, defend and hold harmless Seller and Seller’s agents, employees, officers, directors, members, managers, partners, affiliates, successors and assigns (each, a “Seller Party”), and together with Seller, collectively, the “Seller Parties”), from and against any and all claims, demands, suits, actions, liabilities, losses, damages, injuries, judgments, costs and expenses, including reasonable attorneys’ fees and costs (collectively, “Claims”) incurred or suffered by any Seller Party, caused by Purchaser’s or its agents’, employees’, contractors’, consultants’, members’, partners’, shareholders’, invitees’ or licensees’ access or activities upon the Property, or any portion thereof. This indemnity shall survive the Closing or termination of this Agreement. Seller agrees that if Seller refuses to consent to invasive testing recommended by any independent third party professional retained by Purchaser to conduct environmental due diligence of the Property, and as a result thereof Purchaser terminates this Agreement prior to the expiration of the Inspection Period, then, in such event, Seller shall reimburse Purchaser for its actual, verifiable and reasonable, out-of-pocket costs and expenses incurred in connection with this transaction, including reasonable attorneys’ fees, up to a maximum reimbursement amount of One Hundred Thousand and No/100 Dollars ($100,000.00). d. Deliveries. On or before three (3) days after the Effective Date, Seller shall deliver to Purchaser, through an on-line data room or otherwise copies of all non-privileged documents, reports and studies relating to the Property that Seller possesses with respect to the Property, which documents shall include, without limitation, the Lease, operating statements for the Property since Seller acquired the Property, Tenant financial statements, soil tests, environmental reports, tax assessment records, plans and specifications, plats, site plans and zoning materials, warranties (collectively, “Seller’s Information”). provided, however, Seller’s Information shall expressly exclude any appraisals, valuation analyses, or other similar economic valuation documents obtained or prepared by or for the benefit of Seller, and provided further, Seller’s Information shall include (and Seller agrees to deliver to promptly deliver to Purchaser) any of the foregoing created or coming into Seller’s possession after the Effective Date but before the Closing. ANY DOCUMENTS PROVIDED BY SELLER TO PURCHASER ARE DELIVERED WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, INCLUDING, WITHOUT LIMITATION, AS TO ACCURACY OR COMPLETENESS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. To the extent prepared by Seller or any affiliate controlled by Seller, or any of their respective employees, such documents are true, correct and complete copies and accurately reflect the matters contained therein in every material respect, and to the extent prepared by others, to Seller’s Knowledge, Seller is not aware of the existence of any facts or circumstances that would make any of the documents or records inaccurate or incomplete in any material respect. e. Tenant Interview. During the Inspection Period, Purchaser or its representatives shall have the right to meet with Tenant representatives to understand Tenant’s financial condition; provided, however, Seller shall have the right to be present at any meetings between Purchaser or its representatives and any of Tenant’s representatives. Seller shall cooperate with Purchaser to coordinate and arrange any such meetings. Purchaser shall not communicate directly with Tenant without Seller’s approval. f. Termination Right. Purchaser shall be entitled to terminate this Agreement by written notice to Seller at any time on or before 5:00 P.M. Eastern Standard Time on the last day of the Inspection Period for any reason or for no reason (a “Termination Notice”). If Purchaser fails to timely deliver a Termination Notice to Seller, such failure shall be deemed Purchaser’s election to proceed with “Closing” (as defined below) in accordance with this Agreement, in which case the Deposit shall be non-refundable except in the event that the Closing fails to occur solely as a result of Seller’s default or failure of a condition to Closing for Purchaser’s benefit (subject to the provisions of Paragraph 12(d)(vi) below). If Purchaser timely delivers a Termination Notice as set forth herein, the Deposit shall be immediately returned to Purchaser, this Agreement shall be terminated, and neither Party shall have any further obligations or liabilities to the other (other than the indemnification obligations with respect to

Purchaser’s access to the Property and any other obligations which survive the termination of this Agreement). g. Confidentiality. Until the Closing, the Parties and their respective agents and representatives shall hold the terms of this Agreement and all information obtained through Purchaser’s inspections of the Property or included in Seller’s Information with respect to the Property in confidence and shall not disclose its content to others, except as may be reasonably required to prospective affiliates, investors, lenders, employees, agents, attorneys or consultants (who shall be informed as to the confidential nature of all such information) or as may be required by law, regulation, supervisory authority or other applicable final judicial or governmental order. In the event the Closing fails to occur, Purchaser shall upon Seller’s written request, deliver to Seller copies of all surveys, studies, reports or other information obtained by Purchaser in connection with its investigation of the Property (excluding appraisals or other proprietary documents and/or Purchaser’s internal memoranda and/or attorney-client communications), it being agreed that Seller shall as a condition to delivery reimburse Purchaser for the reasonable cost of any third party reports obtained by Purchaser; provided, however, any documents delivered by Purchaser to Seller pursuant to this Paragraph shall be delivered without representation or warranty of any kind, including, without limitation, as to accuracy, completeness, ability to assign, or ability to rely on same. In such event, Purchaser may retain copies or reproductions of any such written documents or information. Seller’s Information shall continue to be held in confidence by Purchaser at all times following the termination of this Agreement, provided this Paragraph imposes no obligation upon Purchaser with respect to Seller’s Information which (a) Purchaser can demonstrate was already in its possession before receipt from Seller of Seller’s Information; (b) is or becomes publicly available through no fault of Purchaser; (c) is received by Purchaser from a third party without a duty of confidentiality; or (d) is independently developed by Purchaser without a breach of this Agreement. Notwithstanding any provision of this Agreement, the provisions of this Paragraph shall survive any termination of this Agreement and the limitations on remedies under Paragraph 14 shall not in any way limit either Party’s enforcement of the provisions of this Paragraph in a court of equity. 6. “AS IS” Acceptance; Release. Except as otherwise expressly set forth in this Agreement, it is expressly stipulated and agreed that Purchaser accepts the Property “AS IS” and “WITH ALL FAULTS,” and that Seller makes and has made NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, with respect to the condition of the Property, the fitness of the Property for any intended use or purpose, the availability or adequacy of utilities or other services to the Property, the zoning or other legal status of any portion of the Property, the compliance by the Property, or any portion of the Property, or the operations conducted on or at the Property, with any applicable laws or other covenants, conditions, or restrictions, the present or future income that may be generated from the Property, the workmanship or materials used in the improvements located thereon, or otherwise, other than the warranty of title Seller agrees to deliver in the deed required hereunder. Without limiting the foregoing, except as otherwise expressly set forth in this Agreement, Seller has not made, does not make, and shall not make any representation or warranty regarding the presence or absence of any “Hazardous Substances” (as defined herein) on, under or about the Property or the compliance or noncompliance of the Property with the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, the

Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, the Clean Air Act, the Texas Natural Resources Code, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Hazardous Substances Spill Prevention and Control Act, any so-called federal, state or local “Superfund” or “Superlien” statute, or any other statue, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including strict liability) or standards of conduct concerning any hazardous substances (collectively, the “Hazardous Substance Laws”). For purposes of this Agreement, the term “Hazardous Substances” shall mean and include any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a “hazardous substance,” “hazardous waste,” or “solid waste,” or otherwise classified as hazardous or toxic, in or pursuant to any Hazardous Substance Laws; (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, or explosive or radioactive material; (iii) which is or contains petroleum or petroleum products, including any fractions or distillates thereof; or (iv) which causes or poses a threat to cause a contamination or nuisance on the Land or on any adjacent property or a hazard to the environment or to the health or safety or persons on the Land. As used in this Paragraph, the word “on” when used with respect to the Land or adjacent property means “on, in, under, above or about,” Purchaser forever releases, discharges and indemnifies Seller and Seller’s officers, directors, shareholders, principals, agents, successors and assigns, from and against all Claims which Purchaser may now or at any time hereafter incur or realize in any manner under Hazardous Substance Laws in any way related to the Property, including claims for contribution under any Hazardous Substance Laws; provided, however, that neither the foregoing nor any other provision of this Agreement shall be construed to release Seller or to bar any action by Purchaser to implead or take any other action against Seller where Purchaser or Seller may have liability to a third party or any governmental authorities for an environmental matter or condition existing prior to the Closing, The provisions of this Paragraph are a material inducement for Seller entering into this Agreement and shall survive the Closing and the delivery of such deed. 7. Indemnification and Release a. Seller Indemnification. Seller hereby agrees to indemnify and hold Purchaser and Purchaser’s agents, employees, officers, directors, members, managers, partners, affiliates, successors and assigns (each, a “Purchaser Party),” and together with Purchaser, collectively, the “Purchaser Parties”) harmless from and against (a) any Claim (except those items which under the terms of this Agreement specifically and expressly become obligations of Purchaser), brought by third parties and based on events occurring at or before the Closing and which are in any way related to Seller’s ownership, maintenance, condition or operation of the Property, including, but not limited to, environmental claims; and (b) all reasonable costs and expenses (including reasonable attorneys’ fees and court costs) incurred by any Purchaser Party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Paragraph 7.a. As to any Claim subject to the foregoing indemnity, Seller shall assume the defense thereof with counsel acceptable to Purchaser. Such Claim shall not be settled without the approval of both Purchaser and Seller. The terms of this Section shall survive the Closing, b. Purchaser Indemnification. Purchaser hereby agrees to indemnify and hold Seller and the other Seller Parties harmless from and against (a) any Claim brought by third parties and based on events occurring from and after the Closing and which are in any way related to Purchaser’s ownership, maintenance, condition or operation of the Property, including, but not limited to, environmental claims; and (b) all reasonable costs and expenses (including reasonable attorneys’ fees and court costs) incurred by such Seller Parties in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Paragraph 7.b. As to any Claim subject to the foregoing indemnity, Purchaser shall assume the defense thereof with counsel acceptable to Seller, Such Claim shall not be settled without the approval of both Purchaser and Seller. The terms of this Section shall survive the Closing. c. Release for Liability. Subject to the express representations set forth in this Agreement, the performance of Seller’s express obligations in this Agreement and Claims against any Seller Party sounding in fraud or intentional misconduct, Purchaser, on behalf of itself and its heirs, successors and assigns, hereby expressly waives, relinquishes, acquits, forever discharges and releases any and all Claims, Purchaser or any of its heirs, successors or assigns may now or hereafter have against Seller, whether known or unknown, with respect to the physical condition of the Property, including, without limitation, any latent or patent defect in the Building and geological conditions of the Land (including, without limitation, subsidence and subsurface conditions). Purchaser acknowledges that there is a risk that subsequent to the execution of the release set forth herein, Purchaser may discover, incur, or suffer from Claims arising from the physical condition of the Property which were unknown or unanticipated at the time this Agreement is executed, including, without limitation, unknown or unanticipated Claims arising from the physical condition of the Property which, if known by Purchaser on the date this Agreement is being executed, may have materially affected Purchaser’s decision to execute this Agreement. Purchaser acknowledges that Purchaser is assuming the risk of such unknown and unanticipated Claims arising from the physical condition of the Property and agrees that this release applies thereto Purchaser’s Initials 8. Owner Policy of Title Insurance. At Closing, Purchaser will obtain, at Seller’s expense, a T-l owner’s policy of title insurance (the “Owner Title Policy”) (on a form prescribed by the State Board of Insurance of the State of Texas) issued through the Title Company, insuring title to the Land and the Building in the full amount of the Purchase Price, and containing only the Permitted Exceptions. Purchaser may, at its expense, cause the Title Company to delete the “survey exception” from the Owner Title Policy without qualification or condition, except as to “any shortages in area.” 9. Covenants of Seller. Seller covenants and agrees with Purchaser that, after the Effective Date and until the Closing Date or earlier termination of this Agreement: a. Seller will not enter into any lease for the Property (or any portion thereof) without the Purchaser’s prior written consent. b. Seller will (i) continue to enforce the Lease, including the Tenant’s obligation to maintain and operate the Property as required thereby and maintain insurance as required thereby; (ii) pay and perform all of its obligations as landlord under the Lease; (iii) not grant or deny any consent or approval requested by the Tenant under the terms of the Lease without the prior written consent of Purchaser; and (iv) not enter into any modification or termination of the Lease, nor waive any right of the landlord or obligation of the Tenant thereunder. c. Seller will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, enter into any service, maintenance, or repair agreement with respect to the Property which is not terminable on or before the Closing or upon thirty (30) days’ prior notice after Closing. d. Seller will continue to cause the Property to be covered by All Risk property insurance as required by the Lease. e. Seller will promptly upon receipt, provide Purchaser with copies of all written notices delivered or received with respect to the Tenant, the Lease, the Property or the operation of the Tenant’s business thereat, from the Tenant, neighboring property owners, any insurance company which carries insurance on the Property, any governmental authorities or any other person or entity with respect to the Property or any portion thereof. f. Seller shall not, directly or indirectly (i.e., through any representative, agent or otherwise), solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any person other than Purchaser and its affiliates, agents, attorneys and representatives, related to the acquisition or lease of the Property, in whole or in part, whether through direct purchase, lease, merger, consolidation or other combination. g. Use good faith commercially reasonable efforts prior to the Closing to satisfy all conditions to the Closing which are within Seller’s power to satisfy. h. Obtain the consent of any Contract counterparty for and with respect to any Contract that requires such consent. 10. Seller’s Representations and Warranties. a. Seller hereby represents and warrants to Purchaser that the following statements are true and correct at the time of Seller’s execution of this Agreement, and will be true and correct as of the Closing: (i) Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of Delaware and qualified to transact business in the State of Texas, and has all requisite powers, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Seller hereunder. (ii) This Agreement has been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller (and assuming that this Agreement constitutes a valid and binding obligation of Purchaser), constitutes the valid and binding agreement of Seller and is enforceable in accordance with its terms (except as enforcement may be limited by (and subject to) the provisions of the United States Bankruptcy

Code and other applicable laws which affect the rights and remedies of creditors generally). There is no other person or entity whose consent is required in connection with Seller’s performance of its obligations hereunder. (iii) Seller has no actual knowledge of any pending or threatened litigation, arbitration, mediation or administrative proceeding with respect to the Property, the Lease or Seller’s ability to perform Seller’s obligations under this Agreement. (iv) There is no condemnation proceeding, proceeding exercising or seeking to exercise the power of eminent domain, or similar action or proceeding now existing or, to Seller’s actual knowledge, threatened against any portion of the Property. (v) Seller represents and warrants that other than the Tenant pursuant to the Lease, there are no third parties with any rights of possession of the Property. (vi) To Seller’s actual knowledge, except as set forth in any environmental reports delivered to Purchaser as a part of the Seller’s Information, there are no underground storage tanks at the Property, and no Hazardous Materials exist on or are utilized in connection with the operation of the Property except as permitted by, and in accordance with, applicable law. To Seller’s actual knowledge, except as set forth in the Seller’s Information, no Hazardous Materials have been disposed of or, or migrated to, the Property. (vii) Seller has not: (A) made a general assignment for the benefit of creditors; (B) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors; (C) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets; (D) suffered the attachment, or other judicial seizure of all, or substantially all, of Seller’s assets; (E) admitted in writing its inability to pay its debts as they come due; or (F) made an offer of settlement, extension or compromise to its creditors generally. (viii) Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. (ix) The parties with whom Seller or its agents have entered into contracts relating to the ownership, management, leasing, parking, operation, maintenance or repair of the Property are listed in Exhibit 10(a)(ix) to this Agreement (the “Contracts”). Seller has performed and paid all obligations required to be performed or paid by it under the Contracts and is not in default under any of the Contracts. To Seller’s actual knowledge, the counterparty to each of the Contracts has performed or paid all obligations required to be performed or paid by it under the Contracts and is not in default of any of its obligations under the Contracts. The Contracts shall be assumed by Purchaser at Closing, Except for this Agreement and the applicable provisions of the Lease pertaining to the Tenant’s ROFR, there are no (i) contracts for the sale, exchange or transfer of the Property or any portion thereof; or (ii) contracts, agreements, liabilities, claims or obligations of any kind or nature relating to the Property to which the Property or Purchaser will be bound following the Closing, except the Lease, Contracts and the Permitted Exceptions.

(x) A true, correct and complete copy of the Lease has been delivered to Purchaser. The entirety of the Property is demised to the Tenant pursuant to the Lease. There are no leases, subleases, licenses, occupancy agreements, options or other agreements which create in any party any present or future right to occupy, operate, purchase or manage the Property or any portion thereof other than the Lease. There are no parties in possession of any part of the Property other than the Tenant pursuant to the Lease, and no one other than the Tenant has any right to occupy, operate or manage any part of the Property. The Lease does not require the Tenant to post a security deposit with the Landlord, and no such security deposit was posted. Seller has performed and paid all obligations required to be performed or paid by it under the Lease and is not in default of any of its obligations under the Lease, To Seller’s actual knowledge, the Tenant has performed or paid all obligations required to be performed or paid by it under the Lease and is not in default of any of its obligations under the Lease. Seller has paid and discharged all obligations to pay any leasing commissions with respect to the Lease and/or the Property, and Seller is not contractually obligated to pay any commissions in connection with the exercise of any renewal or extension of the term of the Lease. (xi) At the time Seller delivered to Tenant the Property (the term “Property” in this clause (xi) having the meaning assigned to it in the Lease) and the Commencement Date (as such term is defined in the Lease) the Property was in compliance with all applicable federal, state and local environmental laws, regulations, and ordinances. As of the date of the Lease and the Commencement Date and at the time Seller delivered to Tenant the Property, (y) the Property was not subject to any orders, notices, violations, mechanic’s lien or other similar lien, filed or entered by any public or quasi-public authority or any other party, unless due solely to Tenant’s acts or omissions, and (z) except to the extent caused by any acts or omissions of Tenant, its employees, agents or contractors, the Property was not in violation of applicable laws governmental requirements, which violations are noted or existing in or filed with any federal, state, county or local authority. To Seller’s actual knowledge, the Tenant has not caused the Project to be non-compliant with any orders, directives, permits, certificates, approvals, licenses, and other authorizations from applicable Governmental Authorities relating to the Property (if any). Seller has not received written notice of the need for any repairs, alterations or modifications to the exterior of the Building which are (i) necessary for the Property to comply with applicable laws; and (ii) required for reasons other than the Tenant’s particular use of the Property. (xii) Seller has not received written notice of, and to Seller’s actual knowledge there does not exist, any material uncured default by Seller under any covenants, conditions, restrictions, rights-of-way and easements constituting one or more of the exceptions to title delineated in the Title Report (if any). (xiii) To Seller’s actual knowledge, all permits, licenses, authorizations and certificates of occupancy required by governmental authorities for the management, occupancy, leasing and operation of the Property are in full force and effect. Seller has not received any notice from any governmental authority revoking, amending, modifying or terminating and, to Seller’s actual knowledge, there exists no threatened revocation, amendment, modification or termination of, any permit, license, authorization or certificate of occupancy required by governmental authorities for the management, occupancy, leasing and operation of the Property.

(xiv) Warranties of builders, contractors, manufacturers or other trades persons to be conveyed by Seller to Purchaser are in full force and effect. To Seller’s actual knowledge, Seller has not released any warranty of any builder, contractor, manufacturer or other trade persons applicable to the Property. b. As used herein, “Seller’s actual knowledge” shall mean and include only the actual knowledge of Matthew Schwab, Co-Founder and Managing Director of Karlin Real Estate and Rachel Lee, Director of Asset Management of Karlin Real Estate, who in such capacities, as a matter of the knowledge of Matthew Schwab and Rachel Lee obtained through his and her usual and customary dealings with the Property and the property manager and the operations of the Property in the ordinary course, did not disclose any information contrary to the accuracy or veracity of the representations and warranties set forth in this Agreement or any of the Other Documents (as defined in Section 14(d) below). Matthew Schwab and Rachel Lee, acting in the capacities set forth above, are the individuals with primary responsibility for monitoring day-to-day operations at the Property for Seller. c. Seller shall provide written notice to Purchaser at any time and from time to time after the Effective Date through the Closing if Seller acquires any information that any of the representations or warranties made in this Agreement were inaccurate in any material respect as of the Effective Date or will be inaccurate in any material respect as of the Closing, Seller’s representations and warranties shall survive the Closing for a period of twelve (12) months, 11. Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Seller that the following statements are true and correct at the time of Purchaser’s execution of this Agreement, and that the following statements shall be true and correct as of the Closing Date; a. Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all partnership power, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Purchaser hereunder. Purchaser or any affiliate succeeding to Purchaser’s rights under this Agreement shall prior to the Closing Date qualify to transact business in the State of Texas. b. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser (and assuming that this Agreement constitutes a valid and binding obligation of Seller), constitutes the valid and binding agreement of the Purchaser and is enforceable in accordance with its terms (except as enforcement may be limited by (and subject to) the provisions of the United States Bankruptcy Code and other applicable laws which affect the rights and remedies of creditors generally). There is no other person or entity whose consent is required in connection with the Purchaser’s performance of its obligations hereunder; c. The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or result in the creation of any lien or other encumbrance on any asset of the Purchaser; and d. Purchaser has not: (A) made a general assignment for the benefit of creditors; (B) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors; (C) suffered the appointment of a receiver to take possession of all or substantially all of Purchaser’s assets; (D) suffered the attachment, or other judicial seizure of all, or substantially all, of Purchaser’s assets; (E) admitted in writing its inability to pay its debts as they come due; or (F) made an offer of settlement, extension or compromise to its creditors generally. 12. Closing; Closing Documents. a. Possession and Closing. Seller shall at the Closing (i) convey to Purchaser fee simple title to the Property pursuant to the Deed (defined below); and (ii) deliver possession of the Property, in each case subject only to the Permitted Exceptions. “Closing” shall take place, by mail, through the offices of the Escrow Holder, no later than fifteen (15) days following the expiration of the Inspection Period, (or, if such date is not a Business Day, on the first (1st) Business Day following such date). Time is of the essence with respect to the Closing date and performance of all obligations with respect thereto. Notwithstanding the foregoing, the date of Closing may be adjourned or postponed as and to the extent provided in this Agreement. The date the Closing actually occurs shall be herein referred to as the “Closing Date.” b. Sellers Closing Documents. At the Closing, Seller, at Seller’s expense, shall deliver or cause to be delivered to Purchaser each of the following: (i) Deed of Conveyance. An original special warranty deed, in the proper form for recording and otherwise is substantially the form of Exhibit B attached hereto (the “Deed”), duly executed by Seller with proper notary acknowledgment. (ii) Bill of Sale. An original bill of sale and assignment in substantially the form of Exhibit C attached hereto, duly executed by Seller. (iii) Lease Assignment. Two (2) original counterparts of assignment and assumption of the Lease in substantially the form of Exhibit D attached hereto (the “Lease Assignment”) duly executed by Seller. (iv) Evidence of Seller’s Authority. Evidence reasonably satisfactory to the Escrow Holder and Title Company reflecting the valid authorization of the person who has signed this Agreement and all of Seller’s closing documents on Seller’s behalf. (v) Non-Foreign Affidavit. An affidavit in substantially the form of Exhibit E attached hereto, duly executed by Seller. (vi) Assignment of Contracts. Two (2) original counterparts of assignment and assumption of the Contracts in substantially the form of Exhibit F attached hereto (the “Assignment of Contracts”) duly executed by Seller.

(vii) Settlement Statement. Execute and deliver to Purchaser and the Title Company, duplicate counterpart originals of a settlement statement (“Settlement Statement”) agreed to by Seller, Purchaser and the Title Company. (viii) Lease. Deliver to Purchaser a fully executed original of the Lease. (ix) Possession. Give to Purchaser full possession of the Property, and in connection therewith, turn over to Purchaser all keys, access codes and other equipment and information necessary for Purchaser to have full and complete access to the Property, subject only to the rights of the Tenant under the Lease. (x) Other Documents. Any other documents required by this Agreement to be delivered by Seller at the Closing. c. Purshaser’s Closing Documents. At the Closing Purchaser, at Purchaser’s expense, shall deliver to Seller the following: (i) Payment of Purchase Price. The Purchase Price in the form required in Paragraph 3.b above, and any additional sums provided for in this Agreement. (ii) Lease Assignment. Two (2) original counterparts of Lease Assignment duly executed by Purchaser. (iii) Assignment of Contracts. Two (2) original counterparts of the Assignment of Contracts duly executed by Purchaser. (iv) Evidence of Purchaser’s Authority. Evidence reasonably satisfactory to the Escrow Holder and Title Company reflecting the valid authorization of the person who has signed this Agreement and all of Purchaser’s closing documents on Purchaser’s behalf. (v) Settlement Statement. Execute and deliver to Seller and the Title Company, duplicate counterpart originals of the Settlement Statement. (vi) Other Documents. Any other documents or instruments required by this Agreement to be delivered by Purchaser at the Closing. d. Conditions to Closing for Purchaser’s Benefit. Purchaser’s obligation to consummate the purchase of the Property hereunder is subject to the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date. (i) The representations and warranties of Seller contained in this Agreement shall be true, complete and accurate in all material respects, on and as of the date hereof and as of the Closing Date as if the same were made on and as of such date. (ii) Seller shall have fulfilled all of its covenants and obligations set forth herein, including, without limitation, the delivery of all documents and instruments to the Escrow Holder and Title Company as required herein,

(iii) Purchaser shall have received confirmation from the Title Company that there have been no changes in the state of title to the Property since the date of the Title Report and the Title Company shall have committed to issue to Purchaser, at Closing, the Owner’s Title Policy (bringing the title current to the date of the Closing), in the amount of the Purchase Price, subject only to the Permitted Exceptions. (iv) Purchaser shall have received from Tenant a duly executed estoppel certificate which complies with Section 13.3 of the Lease. (v) Purchaser shall have received from Tenant a duly executed subordination, non-disturbance and attornment agreement (“SNDA”) subordinating the Lease to the lien of “Purchaser’s Lender” (as defined below); provided, however, Tenant shall not be required to execute any such SNDA which is not in compliance with the terms and conditions set forth in Section 13.2 of the Lease. (vi) The Closing is expressly conditioned on Purchaser obtaining a binding commitment from a commercial mortgage lender (which may be a commercial bank, life insurance company, investment banking company, conduit lender, mortgage fund, or any other party customarily in the business of making real estate secured loans (“Purchaser’ Lender”) on terms and conditions acceptable to Purchaser in its sole and absolute discretion (a “Loan Commitment”), as evidenced by Purchaser’s execution of such Loan Commitment and delivery thereof to Seller, no later than the expiration of the Inspection Period; provided, however, in the event that following Purchaser’s obtaining of the Loan Commitment the Closing fails to occur solely as a result of Purchaser’s Lender’s unwillingness to fund the loan which is the subject of the Loan Commitment, and provided that Purchaser has used good faith diligent efforts to comply with its obligations under, and satisfy the conditions to closing set forth in, the Loan Commitment, then upon the Closing Date, Purchaser shall have the right to terminate this Agreement and receive a refund of all but Two Hundred Fifty Thousand Dollars ($250,000) of the Deposit (it being agreed that Two Hundred Fifty Thousand Dollars ($250,000) of the Deposit shall be released by Escrow Holder to Seller as liquidated damages as more fully set forth in Paragraph 14(b)(ii) below. Nothing in this Paragraph shall limit Purchaser’s remedies set forth in Paragraph 14(a) below with respect to any default by Seller hereunder. (vii) Seller shall have delivered to the Tenant a letter (“Tenant Notification Letter”) in the form of Exhibit ll(d)(vii) attached hereto, duly executed by Seller and dated the date of Closing, notifying the Tenant that (i) the Property and all of Seller’s right, title and interest in and to the Lease has been sold to Purchaser; and (ii) from and after the Closing Date, all Base Rent and Additional Rent shall be payable to Purchaser in accordance with the instructions set forth in the Tenant Notification Letter. (viii) To the extent that under any covenant or cross-easement agreement, Seller has any payment or performance obligations, then Seller shall obtain an estoppel from the applicable counterparty indicating that there has been no breach thereunder with respect to such payment or performance obligations. The failure of a condition to Closing for Purchaser’s benefit to be satisfied or waived by Purchaser by the Closing Date, whether or not such failure also constitutes a default by Seller, shall be grounds for Purchaser to terminate this Agreement and receive a refund of the Deposit (except as set forth in Paragraph 12(d)(vi) above). e. Conditions to Closing Seller’s Benefit. obligation to consummate the sale of the Property hereunder is subject to the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date. (i) The representations and warranties of Purchaser contained in this Agreement shall be true, complete and accurate in all material respects, on and as of the date hereof and as of the Closing Date as if the same were made on and as of such date; and (ii) Purchases shall have fulfilled all of its covenants and obligations set forth herein, including, without limitation, the delivery of all funds, documents and instruments to the Escrow Holder and Title Company as required herein. 13. Adjustment at Closing. The following prorations and adjustments as of the Closing Date shall be made at the Closing and, as the case may be, deducted from or added to the amount Purchaser is required to pay at the Closing under Paragraph 3.b above: a. Taxes Ad valorem taxes for the year of Closing shall be prorated and assumed by Purchaser as of the Closing Date. Seller shall pay any documentary stamps, transfer taxes, and the like which may be assessed in connection with the recordation of the Deed, b. Rent and Operating Expenses. All base rent and additional rent paid or owing by Tenant under the Lease (“Rent”) shall be prorated based on the actual number of days in the month of Closing irrespective of whether the Rent owing for the month of Closing has been paid by Tenant. With respect to “Expenses” (as defined in the Lease) for which Tenant is anticipated to commence contributing as of June 1, 2013, Seller shall not collect any such Expenses from Tenant prior to Closing; rather, the Parties shall use their commercially- reasonable efforts prior to Closing to estimate “Tenant’s Pro Rata Share” (as defined in the Lease) of the Expenses for which Tenant is to contribute on a monthly basis, and Seller shall receive a credit in the amount equal to the Parties’ estimate of Tenant’s Pro Rate Share of the Expenses for the period commencing June 1, 2013 and ending at Closing. Thereafter, Purchaser shall be solely responsible for invoicing and collecting any Expenses from Tenant. c. Rent Abatement Credit. At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to any then-outstanding rent abatement amounts benefitting Tenant pursuant to the Lease applicable to the period following Closing. d. Tenant Improvement. At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to (i) Ten Million Three Hundred Thousand Dollars ($10,300,000), less (ii) the actual, verified amount expended by Seller on account of “Tenant’s Costs” and “Landlord’s Work” (as such quoted terms are defined in the Lease) including, without limitation, the construction management fee earned by and payable by Tenant to Seller pursuant to the Lease. Seller shall provide supporting documentation reasonably acceptable to Purchaser evidencing the amounts referred to in clause (ii) of the foregoing sentence.

e. Utilities and Deposits. Water, gas, electricity, and telephone bills for the Property shall be prorated as of the Closing Date, and subject to Tenant’s obligations under the Lease, Purchaser assumes the obligation to pay all utility bills that are for services provided after the Closing. Seller and Purchaser agree that in any instance where the exact amount of a proratable utility bill is not known or cannot be reasonably ascertained at Closing, the proration will be made on the basis of the best information then available, and when exact figures are available appropriate adjustments in the proration will be made (and Seller and Purchaser agree to use commercially reasonable efforts to complete such reconciliation as soon as possible after the Closing). All deposits for utilities or for their purposes that belong to Seller shall either be purchased by Purchaser and paid for at the Closing or be refunded to Seller, in which latter event Purchaser shall be solely responsible for any deposits required by utility companies for the Property. f. Title Insurance and Other Closing Expenses. Except as is otherwise provided in this Agreement, each party shall pay its own customary closing expenses and its own attorneys’ fees. Seller shall pay the premium for the Owner Title Policy (excluding endorsements) described under Paragraph 8 above, the documentary stamps, transfer taxes, and the like which may be assessed in connection with the recordation of the Deed, as well as the recording fees to record the Deed, and one-half of any escrow fee charged by the Escrow Holder. Purchaser shall pay any additional premium to the Owner Policy of Title Insurance, including, but not limited to, the modification to the survey exception in the Owner Policy of Title Insurance if elected by Purchaser and any endorsements, the cost of the Survey (if Purchaser so elects), all costs arising from Purchaser’s due diligence efforts, including without limitation, any costs to update existing or to obtain new environmental studies or engineering reports, and one-half of any escrow fee charged by the Escrow Holder. All other closing costs shall be allocated as is normal between Seller or Purchaser, respectively, in a transaction of this character in Travis County, Texas. 14. Remedies Upon Default. a. Seller’s Default. If Seller fails to complete this sale in accordance with the terms and provisions of this Agreement for any reason except Purchaser’s default or an express condition to Seller’s obligations, Purchaser shall have, as Purchaser’s only remedies against Seller, the option of either (i) terminating this Agreement by giving written notice to Seller at or prior to the Closing, whereupon the Deposit shall be returned to Purchaser, Seller shall immediately reimburse Purchaser for its actual, verifiable and reasonable out-of-pocket costs and expenses incurred in connection with this transaction, including reasonable attorneys’ fees, up to a maximum reimbursement amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and Purchaser and Seller shall have no other or further liability or obligation to each other except for those obligations which expressly survive the Closing or termination of this Agreement, or (ii) enforcing specific performance of this Agreement. Under no circumstances shall Seller be liable for any other damages, including, without limitation, consequential, speculative, special or punitive damages. No constituent member or partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser its respective successors and assigns, shall look solely to Seller’s assets for the payment of any claim or for any performance required by Seller, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability (it being agreed that the foregoing shall not prohibit Purchaser from tracing and imposing a constructive trust or other legal device on any assets of Seller acquired by any of the foregoing person(s) or entity(ies) prior to the expiration of the periods for which Seller has potential liability to Purchaser under this Agreement or any Other Document). b. Purchaser’s Default. (i) IF PURCHASER FAILS TO COMPLETE THIS SALE IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT FOR ANY REASON EXCEPT (A) SELLER’S DEFAULT, OR (B) PURCHASER’S LENDER’S FAILURE TO FUND THE LOAN PURSUANT TO THE LOAN COMMITMENT DESPITE PURCHASER’S BEST EFFORTS TO CAUSE SUCH LOAN TO CLOSE AS SET FORTH IN PARAGRAPH 12(D)(VI) ABOVE, THEN SELLER SHALL HAVE, AS SELLER’S SOLE REMEDY AGAINST PURCHASER, THE RIGHT TO TERMINATE THIS AGREEMENT BY GIVING NOTICE TO PURCHASER AND TO THE TITLE COMPANY, WHEREUPON THE DEPOSIT SHALL IMMEDIATELY BE PAID TO SELLER NOT AS A PENALTY, BUT AS LIQUIDATED DAMAGES (IT BEING AGREED THAT IT WOULD BE EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, TO CALCULATE THE ACTUAL DAMAGES TO SELLER), AFTER WHICH PURCHASER AND SELLER SHALL HAVE NO OTHER OR FURTHER LIABILITY OR OBLIGATION TO EACH OTHER HEREUNDER EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN TERMINATED ON THE DATE SELLER NOTIFIES PURCHASER OF SELLER’S ELECTION OF THIS RIGHT TO TERMINATE THIS AGREEMENT. (ii) IF PURCHASER FAILS TO COMPLETE THIS SALE IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT SOLELY AS A RESULT OF PURCHASER’S LENDER’S FAILURE TO FUND THE LOAN PURSUANT TO THE LOAN COMMITMENT DESPITE PURCHASER’S DILIGENT GOOD FAITH EFFORTS TO CAUSE SUCH LOAN TO CLOSE AS SET FORTH IN PARAGRAPH 12(D)(VI) ABOVE, THEN SELLER’S SOLE REMEDY AGAINST PURCHASER SHALL BE TO RECEIVE FROM THE DEPOSIT TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) NOT AS A PENALTY, BUT AS LIQUIDATED DAMAGES (IT BEING AGREED THAT IT WOULD BE EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, TO CALCULATE THE ACTUAL DAMAGES TO SELLER), AFTER WHICH PURCHASER AND SELLER SHALL HAVE NO OTHER OR FURTHER LIABILITY OR OBLIGATION TO EACH OTHER HEREUNDER EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN TERMINATED ON THE DATE PURCHASER NOTIFIES SELLER THAT THE CLOSING WILL NOT OCCUR SOLELY AS A RESULT OF PURCHASER’S LENDER’S FAILURE TO FUND THE LOAN.

c, Waiver; Attorneys’ Fees. The requirements imposed upon Seller in this Agreement are for the Purchaser’s benefit, and those requirements or other provisions for the Purchaser’s benefit may be waived only in writing by Purchaser, Likewise, the requirements imposed upon Purchaser in this Agreement are for the Seller’s benefit, and those requirements or other provisions for the Seller’s benefit may be waived only in writing by Seller. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Agreement because of the default of the other party, the prevailing party shall reimburse the non-prevailing party for reasonable attorneys’ fees and costs. d. Limitation on Liability. Notwithstanding anything to the contrary contained herein, after the Closing, and except with respect to Claims sounding in fraud or intentional misconduct, in which event no limitations shall apply, the maximum aggregate liability of Seller for any claim timely brought, and the maximum aggregate amount which may be awarded to and collected by Purchaser (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith (collectively, the “Other Documents”), shall under no circumstances whatsoever exceed Two Million Dollars ($2,000,000). 15. Casualty and Condemnation. Prior to the Closing, all risk of loss shall belong to Seller. In the event the Building is damaged by fire or other casualty or the Building or the Land are taken under the powers of eminent domain after the expiration of the Inspection Period and prior to the Closing, Seller shall notify Purchaser and Purchaser shall have the option either (a) to terminate this Agreement by notice given to Seller within ten (10) days after Seller gives the notice of the casualty or taking to Purchaser (but only if the right to terminate exists hereunder), or (b) acquire the Property upon and subject to the terms and conditions of this Agreement on the Closing Date by paying Seller the entire Purchase Price (less the amount of any insurance deductible or self-insured retention amount, in addition to any other debits, credits and prorations contemplated by this Agreement), and receiving all of Seller’s rights with respect to recovery for the damage caused by the fire or casualty under Seller’s existing insurance policies or the award payable in connection with the taking, In the event Purchaser elects to terminate this Agreement as herein provided, the Deposit shall be returned to Purchaser by the Escrow Holder and neither party shall have further liability or obligation to the other except as expressly provided in this Agreement. The right of termination due to any such fire or other casualty or any such taking shall only exist if the damage caused by the casualty or if the value of the portion of the Property subject to such taking is material and either has not been completely repaired prior to the Closing or an amount sufficient to complete the repairs has not been deposited with the Escrow Holder in escrow to be used for the purpose of making the repairs. A material casualty is one that results in damage to the Building in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000,00), and a material taking is one that affects any portion of the Building or the lesser of (i) five percent (5%) or more of the Land or the right to occupy or park on same; or (ii) any lower percentage that results in the Property’s non-compliance with applicable legal requirements (including zoning and land use). 16. Real Estate Commissions. Seller and Purchaser represent and warrant to each other that they have dealt with no broker, finder or similar agent-in connection with the transaction provided for in this Agreement other than CBRE/Mark Emerick (“Seller’ Broker”). Seller shall be solely responsible to pay a commission to Seller’s Broker upon the Closing pursuant to a separate agreement. Seller and Purchaser agree to indemnify, defend and hold each other harmless from and against any Claim resulting from a breach of the foregoing warranty. Seller shall indemnify, defend and hold harmless Purchaser from and against any claim for a commission or other fee made against Purchaser by Seller’s Broker on account of this transaction. 17. Notices. All notices required (or permitted) to be given under the terms of this Agreement shall be sent to all of the following addressees: To Seller: Karlin Parmer Office, LLC 11755 Wilshire Boulevard, Suite 1400 Los Angeles, California 90025 Attention: Matthew Schwab Facsimile: (310) 806-9799 Email: matt@karlinre.com Copy to: Karlin Real Estate, LLC 11755 Wilshire Boulevard, Suite 1400 Los Angeles, California 90025 Attention: Dean Chang, Esq. Facsimile: (310) 806-9799 Email: dean@karlinre.com And to: Jeffer Mangels Butler & Mitchell LLP 1900 Avenue of the Stars, 7th Floor Los Angeles, California 90067 Attention: Seth I. Weissman, Esq. Facsimile: (310) 712-8583 Email: sweissman@jmbm.com To Purchaser: Gladstone Commercial Limited Partnership 1521 Westbranch Drive, Suite 200 McLean, Virginia 22012 Attention: Arthur S. Cooper Facsimile: (703) 287-5801 Email:Buzz.Cooper@gladstonecompanies.com Copy to: Dickstein Shapiro LLP 1825 Eye Street, N.W. Washington, D.C. 20006 Attention; James D. Kelly Facsimile: (202)420-2201 All notices, demands and/or consents provided for in this Agreement shall be in writing and shall be deemed given when delivered to the parties hereto by (i) United States certified mail, return receipt requested, with postage prepaid; (ii) nationally recognized national courier service such as Federal Express or United Parcel Service, prepaid for delivery next day; or (iii)

facsimile, provided if delivered by facsimile, then such notice, demand or consent shall be deemed given on the date the sender of such facsimile receives a confirmation that the receiving party has received such facsimile, but only if (1) the confirmation shows that such receiving party has received such facsimile at or before 5:00 p.m. at the location of the receiving party; any confirmation indicating that a facsimile is received after 5:00 p.m. at the location of the receiving party shall be deemed to be received by the receiving party on the following Business Day, and (2) any such notice is also delivered on the same date by electronic mail (it being agreed that so long as any such electronic mail message is sent by the sending party to the electronic mail address set forth herein, such electronic mail message shall be deemed given, whether or not it is actually received by the receiving party). All such notices and communications shall be addressed to the parties hereto at the respective addresses set forth above, or at such other addresses as either may specify to the other by notice given at least ten (10) days before the effective date of such address change. 18. Miscellaneous. a. Assignment; Binding Effect; Authority. Purchaser cannot assign this Agreement to any other person or entity without the prior written consent of Seller, except at Closing to an entity controlled, directly or indirectly, by Purchaser, and in which Purchaser owns, directly or indirectly, greater than fifty percent (50%) of the ownership interests, Any other assignments shall be pursuant to an assignment and assumption agreement in a form reasonably acceptable to Seller, under which such assignee shall assume all of Purchaser’s obligations under this Agreement. Seller shall not unreasonably withhold any approval for any assignment for which Seller approval is required. Subject to this restriction on assignment, this Agreement and all of its terms and provisions shall be binding upon and inure to the benefit of Seller, and the successors and assigns of Seller, and Purchaser, and the successors and assigns of Purchaser. b. Complete Agreement; Heading; Waiver. This Agreement contains the complete agreement of the parties and cannot be amended or modified except by written agreement signed by Seller and Purchaser. The Paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the scope, content or extent of this Agreement or any part of it. If any portion of this Agreement is held by a court of proper jurisdiction to be invalid or inoperative, then so far as is reasonable and possible the remainder of the Contract shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative, The failure by either party to enforce against the other any term or provisions of this Agreement shall not be deemed to be a waiver of that party’s right to enforce against the other party the same or any other term or provision. The terms and provisions of this Agreement shall not merge with, or be extinguished or otherwise affected by, any subsequent conveyance or instrument between the parties, unless the instrument specifically so states and is signed by both parties. c. Governing Law. This Agreement and the obligations under this Agreement shall be construed in accordance with, governed by, and shall be subject to, the laws of the State of Texas.

d. Further Instruments. Each Party, promptly upon the request of the other or upon the request of the Escrow Holder, shall execute and have acknowledged and delivered to the other or to Escrow Holder, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to any of the provisions of this Agreement and which are consistent with the provisions hereof. e. Time is of the Essence. Time is of the essence of this Agreement. f. Time Periods. In the event the time for performance of any obligation hereunder expires on a Saturday, Sunday or legal holiday (any other day being a “Business Day.”), the time for performance shall be extended to the next Business Day. g. Joint Instructions. This Agreement shall also constitute Escrow Instructions to Escrow Holder upon acceptance by Escrow Holder of this Agreement. h. Execution in Counterparts. The Contract can be executed in counterparts, each of which shall be an original and, upon the delivery to the Escrow Holder of one or more of the contracts signed by all parties, together will constitute a fully executed and binding contract. Executed counterparts delivered by facsimile or email “.pdf” format shall have the same force and effect as original, wet-signed counterparts. i. 1031 Exchange. Purchaser agrees to cooperate should Seller elect to sell the Property as part of a tax-deferred/like-kind (1031) exchange. Seller’s contemplated exchange shall not impose upon Purchaser any additional delay, liability or financial obligation, and Seller agrees to indemnify, defend and hold Purchaser harmless from any Claim that might arise from such exchange. [Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. SELLER: KARLIN PALMER OFFICE, LLC, a Delaware limited liability company By: Matthew Schwab Authorized Agent PURCHASER: GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership By: GCLP Business Trust II By: Name: Arthur S. Cooper Its: Vice President